Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (333-117878) of our report dated June 4, 2004 relating to the consolidated financial statements of Modus Media, Inc., which appears in CMGI, Inc.’s Current Report on Form 8-K dated August 2, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, MA

August 13, 2004